--------------------------------------------------------------------------------
CUSIP NO. 36458R-101                  13D/A                  Page 13 of 16 Pages
--------------------------------------------------------------------------------


                                    EXHIBIT 7

                            Agreement to be released

-------------------------------------------------------------------------------
CUSIP NO. 36458R-101                  13D/A                  Page 14 of 16 Pages
-------------------------------------------------------------------------------


                                                                      EXECUTION
                            AGREEMENT TO BE RELEASED

                                  June 10, 2003



To the Parties to the
Stockholders Agreement
Originally dated as of August 31, 1999


Ladies and Gentlemen:

Reference is made to the Stockholders Agreement, dated as of August 31, 1999 (as it may be amended from time to time, the "Stockholders Agreement") among Galyan's Trading Company, Inc. (the "Company"), FS Equity Partners IV, L.P., Limited Brands, Inc. (formerly The Limited, Inc.), and G Trademark, Inc. Capitalized terms used herein and not defined therein have the meanings ascribed to them in the Stockholders Agreement.

Benchmark Capital Partners IV, L.P. ("Benchmark") purchased shares of Class A Common Stock from the Company pursuant to that certain Stock Purchase Agreement dated November 12, 1999. Pursuant to that certain Agreement to be Bound dated November 12, 1999, Benchmark became subject to, and bound by, the Stockholders Agreement.

On June 10, 2003, Benchmark distributed 567,684 shares of Common Stock of the Company (the "Distribution"). As a result of the Distribution, Benchmark no longer holds any shares of Common Stock of the Company and the parties hereto agree that Benchmark shall no longer be subject to, and Benchmark shall no longer be bound by, any of the terms, conditions or provisions of the Stockholders Agreement applicable to Other Stockholders. The other parties to the Stockholders Agreement hereby acknowledge and agree that Benchmark shall no longer have any of the rights or obligations of an Other Stockholder under the Stockholders Agreement. Furthermore, as of the effectiveness of the filing of that certain amended Schedule 13D, which reflects the Distribution, Benchmark shall no longer be a party to the joint filing agreement attached thereto as
Exhibit 6.

         This letter shall be construed and enforced in accordance with the laws of the State of New York.

         This letter may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

                  [Remainder of Page Intentionally Left Blank]

--------------------------------------------------------------------------------
CUSIP NO. 36458R-101                  13D/A                  Page 15 of 16 Pages
--------------------------------------------------------------------------------


                           Very truly yours,

                           BENCHMARK CAPITAL PARTNERS IV, L.P.
                           as nominee for
                           Benchmark Capital Partners IV, L.P.
                           Benchmark Founders' Fund IV, L.P.
                           Benchmark Founders' Fund IV-A, L.P.
                           Benchmark Founders' Fund IV-X, L.P.
                           and related individuals

                           By:  Benchmark Capital Management Co. IV, L.L.C.
                           Its: General Partner



                           By:
                              -----------------------
                             Name:  Steven M. Spurlock
                             Title:  Member

--------------------------------------------------------------------------------
CUSIP NO. 36458R-101                  13D/A                  Page 16 of 16 Pages
--------------------------------------------------------------------------------

ACKNOWLEDGED AND AGREED:


                           FS EQUITY PARTNERS IV, L.P.


                           By:       FS CAPITAL PARTNERS, LLC
                           Its:      General Partner


                           By:
                              ------------------------------
                              Name:
                              Title:


                           Limited Brands, Inc.
                           (formerly The Limited, Inc.)



                           By:
                              ------------------------------
                              Name:
                              Title:

                           G TRADEMARK, INC.



                           By:
                              ------------------------------
                              Name:
                              Title:



                           GALYAN'S TRADING COMPANY, INC.



                           By:
                              ------------------------------
                              Name:
                              Title: